Exhibit 99.1

Protective Life Corporation

Post Office Box 2606

Birmingham, AL 35202

205-268-1000

FOR IMMEDIATE RELEASE

DAI-ICHI LIFE TO ACQUIRE PROTECTIVE LIFE

•                  Protective to Become Dai-ichi Life’s U.S. Growth Platform and Maintain Current Strategy, Operations and Headquarters

•                  Combined Company will be 13th Largest Global Insurer(1) with Greater Scale and Resources to Capture Future Growth

•                  Protective Stockholders to Receive $70 Per Share in Cash, Representing 34% Premium Over Protective Unaffected Closing Price on May 30, 2014

Birmingham, Alabama and Tokyo, Japan — JUNE 3, 2014 — Dai-ichi Life Insurance Company, Limited (TSE: 8750, “Dai-ichi Life”) and Protective Life Corporation (NYSE: PL, “Protective”) today announced that they have entered into a definitive agreement under which Dai-ichi Life will acquire all outstanding shares of Protective Life Corporation for $70.00 per share in cash, or a total transaction value of approximately $5.7 billion.  The transaction consideration represents a 34% premium over Protective’s unaffected closing stock price of $52.30 on May 30, 2014.

Dai-ichi Life, founded in 1902 and headquartered in Tokyo, Japan, is one of the top 20 global life insurers and operates throughout Japan, Australia, Vietnam, Indonesia, India and Thailand.  Protective, whose primary subsidiary, Protective Life Insurance Company, was founded in 1907, is headquartered in Birmingham, Alabama and offers a diverse portfolio of personalized products and services to meet the unique life insurance, retirement income and asset protection needs of individuals and families throughout the United States.

This strategic transaction will create the 13th largest global insurer, with total assets of $424 billion.  Protective will become Dai-ichi Life’s platform for growth in the United States, where Dai-ichi Life does not currently have a material operational presence.  No significant changes to Protective’s current strategy, day-to-day operations, distribution channels or employee base are anticipated as a result of the transaction, and Protective’s President and Chief Executive Officer John D. Johns and the current management team will continue to lead the business from Protective’s current headquarters.

“We are pleased to be entering the U.S. life insurance market by bringing such an outstanding company as Protective into our portfolio.  With a strong leadership team, vibrant and growing retail franchise and long track record of profitable growth organically and through the acquisition and integration of attractive businesses, Protective is the ideal platform for expansion,” said Koichiro Watanabe, President of Dai-ichi Life. “Our companies are an excellent strategic fit and share similar missions and values.  We look forward to working with Protective’s management and employees, who will play an integral part in the long-term, continued success of the combined company, to grow our business and build on Protective’s commitments to its customers, distributors and the communities in which it operates throughout the U.S.”

Protective President and Chief Executive Officer, John D. Johns stated, “This transaction will enable Protective to deliver substantial, immediate cash value to our shareholders while maintaining our mission and continuing on our growth trajectory.  Dai-ichi Life and Protective are both committed to ensuring the financial success of customers, shareholders, distribution partners and employees. This transaction is a testament to the talent, dedication and excellent execution by the Protective employees and management team, and we are thrilled to be combining with such a prestigious, financially strong company as Dai-ichi Life.”

John R. Sawyer, Senior Vice President, Life and Annuity Executive, stated, “As part of Dai-ichi Life we will have exciting opportunities to continue driving the growth of our retail business across all product lines, and to leverage our unique acquisition capabilities.”

The transaction, which has been approved by both companies’ boards of directors, is expected to close by the end of 2014 or early 2015, subject to Protective stockholders’ approval, regulatory approvals in Japan and the U.S., and other customary closing conditions.

The transaction will include a pre-vote “market check” designed to afford an opportunity for other bidders to determine whether they are interested in proposing to acquire Protective.  Accordingly, the Merger Agreement provides the Company an opportunity to solicit competing proposals. In the event the Company accepts a competing proposal the break-up fee would be $140 million.

Dai-ichi Life intends to fund the transaction through cash in hand and supplementary sources if necessary.

Goldman Sachs is acting as financial advisor to Dai-ichi Life and Baker & McKenzie and Willkie, Farr & Gallagher are acting as legal advisors.  Morgan Stanley is serving as financial advisor to Protective and Debevoise & Plimpton LLP is serving as legal advisor.

ABOUT DAI-ICHI LIFE

The Dai-ichi Life Insurance Company, Limited (“Dai-ichi Life”) (TSE:8750) is the second largest private life insurance company in Japan as measured by total assets as of March 31, 2014.

Founded on September 15, 1902, Dai-ichi Life was the oldest mutual insurance company in Japan until it was demutualized and listed on the Tokyo Stock Exchange on April 1, 2010.

As of March 31, 2014, total assets were ¥37.7 trillion (USD$366.3 billion) on a consolidated basis. Based in Tokyo, Dai-ichi Life has approximately 67,000 employees and 1,345 sales offices throughout Japan. It also has overseas life insurance businesses in Vietnam, Australia, Thailand, Indonesia and India as well as offices in New York, London, Hong Kong, Beijing, Shanghai, and Taipei.

For more information about Dai-ichi Life, please visit: http://www.dai-ichi-life.co.jp/english/

ABOUT PROTECTIVE

Protective Life Corporation is headquartered in Birmingham, Alabama and traded on the New York Stock Exchange under the ticker symbol PL. The Company provides financial services through the production, distribution and administration of insurance and investment products throughout the U.S. It has annual revenues of approximately $4.0 billion and as of December 31, 2013 had assets of approximately $68.8 billion.

For more information on Protective, please visit www.Protective.com

Dai-ichi Life Contacts:

The Dai-ichi Life Insurance Company, Limited

Investor Relations Center

Corporate Planning Department

+81 50 3780 6930

Protective Contacts:

Eva Robertson

Vice President, Investor Relations

(205) 268-3912

Drew Brown / Brooke Gordon / David Millar

Sard Verbinnen & Co

(212) 687-8080

(1) - Source:  thebestlifeins.com. (1)  As of December 31, 2012; includes only publicly traded companies.

Forward-looking Statements

Statements in this press release that relate to future results and events are forward-looking statements based on the Company’s current expectations.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure of Dai-ichi to obtain the necessary financing arrangements to consummate the transaction; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its distributors, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements.  In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made.  The Company anticipates that subsequent events and developments will cause its views to change.  However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10—K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 28, 2014, under the heading “Item 1A—Risk Factors and Cautionary Factors that May Affect Future Results,” and in subsequent reports on Forms 10—Q and 8—K filed with the SEC by the Company.